EXHIBIT 5


             [Stroock & Stroock & Lavan Letterhead]


June 22, 1995



Alliance Pharmaceutical Corp.
3040 Science Park Road
San Diego, CA  92121

Re:    Alliance Pharmaceutical Corp.
  Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to you (the "Corporation") in connection with the preparation and filing of the above-captioned Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, covering 131,134 shares of the Corporation's Common Stock, $.01 par value per share (the "Shares"), to be sold by the Selling Shareholders listed in the Registration Statement under the caption "Selling Shareholders". The Shares are issuable to the Selling Shareholders pursuant to the terms of an Acquisition Agreement, dated as of December 23, 1991, by and among the Corporation and each of the Selling Shareholders (the "Acquisition Agreement").

We have examined copies of the Acquisition Agreement, the Certificate of Incorporation and By-laws of the Corporation, each as amended to date, the minutes of various meetings of the Board of Directors of the Corporation, and the original, photostat or certified copies of all such records of the Corporation, and all such agreements, certificates of public officials, certificates of officers and representatives of the Corporation or others, and such other documents, papers, statutes and authorities as we have deemed necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers of the Corporation and others.

Based upon the foregoing, we are of the opinion that all of the Shares covered by the Registration Statement have been duly authorized and, when issued and purchased in accordance with the terms of the Acquisition Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the reference to our firm under the caption "Legal Opinions" in the Prospectus. We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/Stroock & Stroock & Lavan
Stroock & Stroock & Lavan

                                                  EXHIBIT 23.(b)

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Alliance Pharmaceutical Corp. on Form S-3 of our report dated July 27, 1993, appearing in the Annual Report on Form 10-K/A of Alliance Pharmaceutical Corp. for the year ended June 30, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP


New York, New York
June 21, 1995

                                                  EXHIBIT 23.(c)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Alliance Pharmaceutical Corp. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated August 16, 1994, with respect to the consolidated financial statements and schedule of Alliance Pharmaceutical Corp. included in its Annual Report (Form 10-K), as amended by Form 10-K/A, for the year ended June 30, 1994, filed with the Securities and Exchange Commission.



- ---------------------
/s/ ERNST & YOUNG LLP


San Diego, California
June 20, 1995

                                  EXHIBIT 24

                        POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Duane J. Roth and Theodore D. Roth, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 or such other form, as counsel to Alliance Pharmaceutical Corp. (the "Corporation") may recommend in connection with the registration of common stock of the Corporation to be issued to former shareholders and optionholders of BioPulmonics, Inc. ("BPI") on or about June 23, 1995 in accordance with that certain Acquisition Agreement dated December 23, 1991 among the Corporation, BPI and former shareholders and optionholders of BPI as approved by the Board of Directors by written consent dated as of June 14, 1995, and any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

  IN WITNESS WHEREOF, the undersigned have each caused this power of attorney to be executed as of the date set forth beside their name.

/s/ Carroll O. Johnson          Director    June 19, 1995
- ----------------------
Carroll O. Johnson

- ----------------------          Director    June 19, 1995
Stephen M. McGrath


/s/ Helen M. Ranney             Director    June 19, 1995
Helen M. Ranney, M.D.


/s/ Donald E. O'Neill            Director    June 19, 1995
Donald E. O'Neill                Director    June 19, 1995

- ----------------------
Jean Riess, Ph.D.

/s/ Thomas F. Zuck               Director    June 19, 1995
Thomas F. Zuck, Ph.D.